    As filed with the Securities and Exchange Commission on October 11, 2002
                                                         Registration No. 333-**
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          KERZNER INTERNATIONAL LIMITED
               (Exact name of company as specified in its charter)

      Commonwealth of The Bahamas                      98-0136554
   (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)


                          Kerzner International Limited
                                  Coral Towers
                          Paradise Island, The Bahamas
                                 (242) 363-6000
               (Address of principal executive offices) (Zip Code)


                          Kerzner International Limited
                           Deferred Compensation Plan
                            (Full title of the plan)

                           Corporation Service Company
                         2711 Centerville Rd. Suite 400
                              Wilmington, DE 19808
                     (Name and address of agent for service)

                                 (800) 927-9801
          (Telephone number, including area code, of agent for service)

                              --------------------

                         Copy of all communications to:
                             Robert J. Lichtenstein
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                      Philadelphia, Pennsylvania 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                           Proposed maximum           Proposed maximum
    Title of securities            Amount to be             offering price               Aggregate                 Amount of
     to be registered             registered (1)             per share (1)           offering price (1)       registration fee (1)
-----------------------------------------------------------------------------------------------------------------------------------
   Deferred Compensation
        Obligations                    N/A                        N/A                   $10,000,000                   $920
===================================================================================================================================

(1) This Registration Statement covers Deferred Compensation Obligations which may be offered or sold pursuant to the Kerzner International Limited Deferred Compensation Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Kerzner International Limited (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

         1. The Company's Annual Report on Form 20-F for the year ended December 31, 2001 (the "Annual Report"); and

         2. The Company's Reports on Form 6-K filed on June 6, 2002, June 25, 2002, June 27, 2002, July 1, 2002, August 9, 2002, August 21, 2002, September
10, 2002, September 13, 2002, September 17, 2002, and September 18, 2002.

         All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         The securities to be offered under the Kerzner International Limited Deferred Compensation Plan (the "Plan") are deferred compensation obligations of Kerzner International Limited. The rights of these obligations are defined by and set forth in the Plan which has been attached hereto as Exhibit 99.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The consolidated financial statements of Kerzner International Limited (formerly Sun International Hotels Limited) as of December 31, 2000 and 2001 and for each of the three years in the period ended December 31, 2001 incorporated in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report incorporated by reference herein in reliance upon such firm in giving said reports. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 56 of the International Business Companies Act, as amended (the "IBCA"), empowers a company incorporated under the IBCA to indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who is or was (a) a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company, or (b) at the request of the company, serving as a director, officer or liquidator of, or in any other capacity for, another company or a partnership, joint venture, trust or other enterprise, provided, however, that such indemnification may only be provided to a person if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of the criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the IBCA unless a question of law is involved.

         Kerzner International Limited provides for indemnification of its directors and officers pursuant to Article 85 of its Articles of Association, as amended, which provides that, net of any indemnification an officer or director of Kerzner International Limited receives from another source, Kerzner International Limited will indemnify its officers and directors to the fullest extent permitted by the IBCA.

         Pursuant to Section 57 of the IBCA, a company incorporated under the IBCA may purchase and maintain insurance in relation to any person who is or was
(a) a director, a registered agent, an officer or a liquidator of the company, or (b) at the request of the company, serving as a director, a registered agent, an officer or a liquidator, or in any other capacity for, another company or a partnership, joint venture, trust or other enterprise against a liability asserted against and incurred by such person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under Section 56 of the IBCA as described above.

         Kerzner International Limited has purchased directors' and officers' liability insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with Kerzner International Limited or its subsidiaries as directors and officers.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable

Item 8.  Exhibits.
         --------

       Exhibit Numbers                                       Exhibit
       ----------------------------------------------------------------------------------
             5.1            Opinion of Counsel
            23.2            Consent of Counsel (incorporated by reference to Exhibit 5.1)
             24             Power of Attorney (included as part of the signature page)
            99.1            Kerzner International Limited Deferred Compensation Plan

Item 9.  Undertakings.
         ------------

         The undersigned hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 9th day of October, 2002. The undersigned certifies that a majority of the Company's Directors and the Company's Chief Executive Officer, Chief Financial Officer and Secretary have appointed the undersigned as their true and lawful attorney-in-fact to execute and cause to be filed with the Securities and Exchange Commission this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


                                  KERZNER INTERNATIONAL LIMITED


                                  By:  /s/ William C. Murtha
                                       ----------------------------------------
                                       Name:  William C. Murtha (signing on
                                       behalf of the Company, as the Company's
                                       Authorized Representative in the United
                                       States, and as the Representative of the
                                       Plan)

                            INDEX TO EXHIBITS



Exhibit Numbers                                       Exhibit
--------------------------------------------------------------------------------
      5.1            Opinion of Counsel
     23.2            Consent of Counsel (included as part of Exhibit 5.1)
      24             Power of Attorney (included as part of the signature page)
     99.1            Kerzner Deferred Compensation Plan